LOWE'S COMPANIES, INC.
                 (a North Carolina corporation)



                7,200,000 Shares of Common Stock





                     U.S. PURCHASE AGREEMENT














Dated:  June 27, 1994



                     LOWE'S COMPANIES, INC.
                 (a North Carolina corporation)

                7,200,000 Shares of Common Stock
                   (Par Value $.50 Per Share)




                     U.S. PURCHASE AGREEMENT


                                             June 27, 1994





MONTGOMERY SECURITIES
MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     As Representatives of the several U.S. Underwriters
c/o Montgomery Securities
600 Montgomery Street
San Francisco, CA  94111

Ladies and Gentlemen:

          Lowe's Companies, Inc., a North Carolina corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (the "U.S. Underwriters"), for whom you are acting as representatives (the "Representatives"), 7,200,000 authorized but unissued shares of the Company's Common Stock, par value $.50 per share (shares of which class of stock of the Company are hereinafter referred to as "Common Stock"). Such shares of Common Stock are to be sold to each U.S. Underwriter, acting severally and not jointly, in such amounts as are set forth in Schedule A hereto opposite the name of such U.S. Underwriter. The Company also grants to the U.S. Underwriters, severally and not jointly, the option described in Section 2 to purchase all or any part of 1,080,000 additional shares of Common Stock to cover over-allotments. The aforesaid 7,200,000 shares of Common Stock (the "Initial U.S. Shares"), together with all or any part of the 1,080,000 additional shares of Common Stock subject to the option described in Section 2 (the "U.S. Option Shares"), are collectively herein called the "U.S. Shares". The U.S. Shares and the Rights (as hereinafter defined) are more fully described in the Prospectuses referred to below.


          It is understood that the Company is concurrently entering into an agreement, dated the date hereof (the "International Purchase Agreement"), providing for the sale by the Company of an aggregate of 1,800,000 shares of Common Stock (the "Initial International Shares") through arrangements with certain managers outside of the United States (the "Managers"), for whom Montgomery Securities and Merrill Lynch International Limited are acting as co-lead managers (the "Co-Lead Managers"). It is further understood that the Company is concurrently granting the Mangers an option to purchase all or any part of 270,000 additional shares of Common Stock (the "International Option Shares") to cover over-allotments. The Initial International Shares and the International Option Shares are hereinafter collectively referred to as the "International Shares." The U.S. Shares and the International Shares are hereinafter collectively referred to as the "Shares."

          Each Share will include one-quarter of one preferred share purchase right (a "Right"). Each Right entitles the holder thereof to purchase, under certain circumstances, one-thousandth of a share of the Company's preferred stock (the "Preferred Stock"). The Rights are to be issued pursuant to a Shareholder Rights Plan, dated as of September 9, 1988 (the "Rights Plan"). Each reference herein to a "Share" or "Shares" shall include the Rights associated with such Share or Shares, unless the context otherwise requires.

          The Company understands that the U.S. Underwriters will simultaneously enter into an agreement with the Managers dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters and the Mangers under the direction of Montgomery Securities.

          You have advised us that you and the other U.S.
Underwriters, acting severally and not jointly, desire to purchase the U.S. Shares and that you have been authorized by the other U.S. Underwriters to execute this Agreement on their behalf.

          The initial public offering price per share for the U.S. Shares shall be $31.50 and the purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be $30.55, representing an amount equal to the initial public offering price set forth above, less $0.95 per share. The purchase price per share for the U.S. Shares and to be paid by the U.S. Underwriters hereunder shall be identical to the purchase price per share for the International Shares to be paid by the several Managers under the International Purchase Agreement.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 33-51865), including a prospectus, relating to certain of its debt securities, preferred stock, common stock (including the Shares) and preferred Stock purchase rights (including the Rights) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Such Registration Statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Shares, the terms of the offering thereof and other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Two forms of prospectus supplement are to be used in connection with the offering and sale of the Shares: one relating to the U.S. Shares (the "Form of U.S. Prospectus Supplement"); and one relating to the International Shares (the "Form of International Prospectus Supplement"). Such prospectus supplements, each in the form first filed after the date hereof pursuant to Rule 424, are herein referred to collectively as the "Prospectus Supplements," and individually as a "Prospectus Supplement." The Form of U.S. Prospectus Supplement is identical to the Form of International Prospectus Supplement, except for the front cover page and the back cover page and the information contained under the caption "Underwriting." In addition, the International Prospectus Supplement contains an additional section entitled "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock." Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Form of U.S. Prospectus Supplement and the Form of International Prospectus Supplement, are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively the "Prospectuses," and individually, a "Prospectus," except that, if such basic prospectus is amended or supplemented on or prior to the date on which the U.S. Prospectus Supplement and the International Prospectus Supplement are first filed pursuant to Rule 424, the terms "U.S. Prospectus," "International Prospectus," and "Prospectuses" and "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the U.S. Prospectus Supplement and the International Prospectus Supplement, as the case may be, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

          The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Shares as soon as you deem advisable after this Agreement has been executed and delivered.

          Section 1.  Representations and Warranties.  (a)  The
Company represents and warrants to and agrees with each of the U.S. Underwriters that:

          (i) On the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original filing of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and at the Closing Time (as defined below), the Registration Statement, and any amendments thereof, and the Prospectuses, and any amendments thereof and supplements thereto, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and none of such documents includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any U.S. Underwriter or Manager, directly or through you or through the Co-Lead Managers, expressly for use in the Registration Statement or the Prospectuses.

          (ii) The documents incorporated by reference in the Prospectuses, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectuses do not and will not, on the date hereof and at the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (iii) Deloitte & Touche, who have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) This Agreement has been duly authorized, executed and delivered by the Company.

          (v) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and the consolidated cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial data included or incorporated by reference in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

          (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (vii) Each of Lowe's Home Centers, Inc., a North Carolina corporation, LF Corporation, a Delaware corporation, and The Contractor Yard, Inc., a North Carolina corporation (collectively, the "Significant Subsidiaries"; "subsidiaries" has the meaning set forth in Rule 405 under the 1933 Act), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (viii) The Company had at the date indicated a duly authorized, issued and outstanding capitalization as set forth in the Prospectuses under the caption "Capitalization", the Shares conform to the description thereof contained or incorporated by reference in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same.

          (ix) The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement and the International Purchase Agreement, will be validly issued, fully paid and nonassessable; no holder thereof will be subject to personal liability by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of the Shares has been validly and sufficiently taken.

          (x) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company issued since December 19, 1979 was issued in violation of the preemptive rights of any stockholder of the Company.

          (xi) The Rights associated with the Shares have been duly authorized and validly reserved for issuance upon the issuance of the Shares and, when so issued in accordance with the terms of the Rights Plan, will be validly issued; the shares of Preferred Stock that may be issued to holders of Rights pursuant to the Rights Plan have been duly authorized and validly reserved for issuance upon the exercise of the Rights and, when issued and delivered in accordance with the terms of the Rights Plan, will be validly issued, fully paid and nonassessable and, except as otherwise set forth in the Prospectuses, the issuance of such shares of Preferred Stock is not subject to any preemptive or similar rights; and the Rights and the Preferred Stock conform to the descriptions thereof contained in the Prospectuses.

          (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business,
     (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend (other than ordinary quarterly dividends declared, paid or made in the ordinary course of business) or distribution of any kind declared, paid or made by the Company on its capital stock.

          (xiii) Neither the Company nor any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the International Purchase Agreement by the Company, the issuance and delivery of the Shares and the Rights, the consummation by the Company of the transactions contemplated in this Agreement and the International Purchase Agreement, in the Rights Plan, in the Prospectuses and in the Registration Statement (except to the extent not applicable to the offering of the U.S. Shares or the International Shares) and compliance by the Company with the terms of this Agreement and the International Purchase Agreement and the Rights Plan have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties.

          (xiv) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares and the Rights, or for the execution, delivery or performance of the Rights Plan by the Company.

          (xv) Except as disclosed in the Prospectuses, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary that is required to be disclosed in the Prospectuses or that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectuses to which the Company or any Significant Subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any Significant Subsidiary, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xvi) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xvii) The Company and the Significant Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted (other than such licenses, permits, certificates, consents, orders, approvals and authorizations which, if neither owned, possessed nor obtained, would not have a material adverse impact on the business of the Company and its subsidiaries, considered as one enterprise), and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

          (xviii)   The Company and the Significant Subsidiaries
     each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xix) To the best knowledge of the Company, no labor problem exists with its employees or with employees of the Significant Subsidiaries or is imminent that could adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Significant Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xx) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

          (xxi) Except as disclosed in the Registration Statement and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the Significant Subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the Significant Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
     (C) there are no pending or threatened Environmental Claims against the Company or any of the Significant Subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or the Significant Subsidiaries that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Significant Subsidiaries.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating in any way to any Environmental Law.

          (b) Any certificate signed by any officer of the Company or any Significant Subsidiary and delivered to you or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S.
Underwriter as to the matters covered thereby.

          Section 2. Sale and Delivery to the U.S. Underwriters; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share for the Initial U.S. Shares set forth in the sixth paragraph of this Agreement, the number of Initial U.S. Shares set forth opposite the name of such Underwriter in Schedule A, plus any additional number of Initial U.S. Shares that such U.S. Underwriter may become obligated to purchase pursuant to Section 11 of this Agreement.

          (b) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,080,000 U.S. Option Shares at the same purchase price per share as shall be applicable to the Initial U.S. Shares. The option hereby granted will expire 30 days after the date of this Agreement, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial U.S. Shares upon notice by you to the Company setting forth the number of U.S. Option Shares as to which the several U.S. Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Date of Delivery") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the U.S. Option Shares, each of the U.S. Underwriters, acting severally and not jointly, will purchase from the Company that portion of the aggregate number of U.S. Option Shares being purchased which the number of Initial U.S. Shares set forth opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Shares (such proportion is hereinafter referred to as such U.S. Underwriter's "underwriting obligation proportion"), subject to such adjustments as you, in your discretion, shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Shares shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and you, at 10:00 A.M. on the fifth full business day after the date of this Agreement (unless postponed pursuant to Section 11), or at such other time not more than ten full business days thereafter as you and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the U.S. Option Shares are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Shares shall be made at the offices of Shearman & Sterling set forth above, or at such other place as the Company and you shall determine, on the Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, against delivery to you for the respective accounts of the several U.S. Underwriters of certificates for the U.S. Shares to be purchased by them.

          (d) Certificates for the Initial U.S. Shares and U.S. Option Shares to be purchased by the U.S. Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time or the Date of Delivery, as the case may be. The certificates for the Initial U.S. Shares and U.S. Option Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

          (e) It is understood that each U.S. Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the U.S. Shares that it has agreed to purchase. You, individually and not as Representatives, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Shares, or U.S. Option Shares, to be purchased by any U.S. Underwriter whose check or checks shall not have been received by the Closing Time or the Date of Delivery, as the case may be.

          (f) The obligations of the Company to sell to each U.S. Underwriter the Initial U.S. Shares and the U.S. Option Shares and the several and not joint obligations of the U.S. Underwriters to purchase and pay for the U.S. Shares, upon the terms and subject to the conditions contained herein, are subject to the concurrent closing of the sale of the Initial International Shares to the Managers pursuant to the International Purchase Agreement.


          Section 3.  Certain Covenants of the Company.  The
Company covenants with each U.S. Underwriter as follows:

          (a) If reasonably requested by you in connection with the offering of the Shares, the Company will prepare preliminary prospectus supplements containing such information as you and the Company deem appropriate, and, immediately following the execution of this Agreement, the Company will prepare Prospectus Supplements that comply with the 1933 Act and the 1933 Act Regulations. The U.S. Prospectus Supplement shall set forth the number of Shares, the number of U.S. Shares, the name of each U.S. Underwriter participating in the offering and the number of U.S. Shares that each severally has agreed to purchase, the name of each U.S. Underwriter, if any, acting as representative of the U.S. Underwriters in connection with the offering, the price at which the U.S. Shares are to be purchased by the Underwriters from the Company, any initial public offering price and any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the U.S. Shares; and the International Prospectus Supplement shall set forth the number of Shares, the number of International Shares, the name of each Manager participating in the offering and the number of International Shares that each severally has agreed to purchase, the name of each Manager, if any, acting as co-lead manager in connection with the offering, the price at which the International Shares are to be purchased by the Managers from the Company, any initial public offering price and any selling concession and reallowance, and such other information as the Co-Lead Managers and the Company deem appropriate in connection with the offering of the International Shares. The Company will promptly transmit copies of the Prospectus Supplements to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the U.S. Underwriters as many copies of any preliminary prospectus supplements and the Prospectuses as you shall reasonably request.

          (b) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement, the International Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that such Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or such Prospectuses comply with such requirements.

          (c) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

          (d) During the period when a Prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectuses or any document that would as a result thereof be incorporated by reference in the Prospectuses; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document in a form to which you or their counsel shall reasonably object.

          (e) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectuses or any document that would as a result thereof be incorporated by reference in the Prospectuses, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectuses or the Prospectus Supplements, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectuses or for additional information relating thereto or to any document incorporated by reference in the Prospectuses and
     (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (f) The Company has furnished or will furnish to you as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares) and signed copies of all consents and certificates of experts, as you may reasonably request, and has furnished or will furnish to you, for each of the U.S. Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectuses but without exhibits).

          (g) The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdictions as you may request.

          (h) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and covering a period of 12 months beginning after the effective date of any post-effective amendment to the Registration Statement but not later than the first day of the Company's fiscal quarter next following such respective effective dates and
     (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

          (i) The Company will use its best efforts to cause the Shares to be duly authorized for listing on the New York, London and Pacific Stock Exchanges and to be registered under the 1934 Act.

          (j) For a period of five years after the Closing Time, the Company will furnish to you and, upon request, to each U.S. Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders or security holders generally.

          (k) For a period of 90 days from the date hereof, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into Common Stock, other than to the U.S. Underwriters pursuant to this Agreement and to the Managers pursuant to the International Purchase Agreement and other than pursuant to employee benefit plans (including contributions of Common Stock to the Company's Employee Stock Ownership Plan), dividend reinvestment plans, exercise of currently outstanding options and conversion of the Company's 3% Convertible Subordinated Notes.

          (l) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section
     517.075 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

          Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectus supplements and the Prospectuses and any amendments or supplements thereto, and the cost of furnishing copies thereof in accordance with Section 3 of this Agreement and the International Purchase Agreement, to the U.S. Underwriters and the Managers, (b) the preparation, printing and distribution of this Agreement, the International Purchase Agreement, the Agreement Among Managers, the Intersyndicate Agreement, the Shares and the Blue Sky Survey,
(c) the delivery of the Shares to the U.S. Underwriters and the Managers, including any stock transfer taxes payable upon the sale of the Shares to the U.S. Underwriters and the Managers,
(d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Shares under the applicable securities laws in accordance with Section 3(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the Blue Sky Survey and (f) any fees and expenses incurred in connection with the listing of the Shares on the New York, London and Pacific Stock Exchanges.

          If this Agreement is terminated by you in accordance with the provisions of Section 5 or 10(a)(i), the Company shall reimburse the U.S. Underwriters for all their out-of-pocket expenses, including the fees and disbursements of counsel for the U.S. Underwriters.

          Section 5.  Conditions of U.S. Underwriters'
Obligations. The obligations of the several U.S. Underwriters to purchase and pay for the U.S. Shares that they have respectively agreed to purchase pursuant to this Agreement (including any Option U.S. Shares as to which the option granted in Section 2 has been exercised and the Date of Delivery determined by you is the same as the Closing Time) are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Significant Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the U.S. Underwriters.

          (b) (i) At the Closing Time, you shall have received a signed opinion of William C. Warden, Jr., General Counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect that:

               (A)  The Company is a corporation duly
          incorporated, validly existing and in good standing under the laws of the State of North Carolina, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses.

               (B) Each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

               (C) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

               (D)  The authorized, issued and outstanding
          capital stock of the Company is as set forth in the Prospectuses under the heading "Capitalization".

               (E) All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; all of such shares are owned by the Company, directly or through one or more Significant Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of the Significant Subsidiaries.

               (F) The Shares have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; and the issuance of such Shares is not subject to preemptive rights and all corporate action required to be taken for the authorization, issue and sale of such Shares has been validly and sufficiently taken.

               (G) The Rights to which holders of Common Stock are entitled have been duly authorized and validly issued; the shares of Preferred Stock that may be issued to holders of Rights pursuant to the Rights Plan have been duly authorized and validly reserved for issuance upon the exercise of the Rights; and the Rights and the Preferred Stock conform to the descriptions thereof contained in the Prospectuses.

               (H) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectuses that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

               (I) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

               (J) The execution and delivery of this Agreement and the International Purchase Agreement by the Company, the issuance and delivery of the Shares and the Rights, the consummation by the Company of the transactions contemplated in this Agreement and the International Purchase Agreement, in the Prospectuses and in the Registration Statement (except to the extent not applicable to the offering of the U.S. Shares and the International Shares) and compliance by the Company with the terms of this Agreement and the International Purchase Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under (1) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (2) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (3) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties.

               (K) The descriptions in the Prospectuses of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly summarize the information required to be shown (except for the statements made in the International Prospectuses under "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock," as to which such counsel need express no opinion).

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the U.S. Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of North Carolina and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the U.S. Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the U.S. Underwriters.

          (ii) At the Closing Time, you shall have received a signed opinion of Hunton & Williams, counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect that:

               (A)  The Company is a corporation duly
          incorporated, validly existing and in good standing under the laws of the State of North Carolina with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses.

               (B) The Shares have been duly authorized and validly issued, and are fully paid and non-assessable; no holder thereof will be subject to personal liability by reason of being such a holder; and the issuance of such Shares is not subject to preemptive rights.

               (C) The Rights to which holders of Common Stock are entitled have been duly authorized and validly issued; the shares of Preferred Stock that may be issued to holders of Rights pursuant to the Rights Plan have been duly authorized and validly reserved for issuance upon the exercise of the Rights; and the Rights and the Preferred Stock conform to the descriptions thereof contained in the Prospectuses.

               (D) The Shares conform in all material respects as to legal matters to the descriptions thereof in the Prospectuses.

               (E) This Agreement has been duly authorized, executed and delivered by the Company.

               (F)  No authorization, approval, consent or
          license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states), is required for the valid authorization, issuance, sale and delivery of the Shares.

               (G) The statements made in the International Prospectus under "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock", to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

               (H) The execution and delivery of this Agreement and the International Purchase Agreement by the Company, the issuance and delivery of the Shares and the Rights, the consummation by the Company of the transactions contemplated in this Agreement and the International Purchase Agreement, in the Prospectuses and in the Registration Statement (except to the extent not applicable to the offering of the U.S. Shares or the International Shares) and compliance by the Company with the terms of this Agreement and the International Purchase Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under any agreement or instrument under which indebtedness of the Company or any Significant Subsidiary is outstanding (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise).

               (I) The Registration Statement became effective under the 1933 Act on February 8, 1994; any required filing of any preliminary prospectus supplement or the Prospectus Supplement pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of the knowledge of such counsel, the Registration Statement is still effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

               (J)  The Registration Statement and the
          Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

               (K) The documents incorporated by reference in the Prospectuses (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectuses), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

               (L)  Such counsel have participated in the
          preparation of the Registration Statement and the Prospectuses and are familiar with or have participated in the preparation of the documents incorporated by reference in the Prospectuses and no facts have come to the attention of such counsel to lead them to believe
          (1) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any annual report on Form 10-K after the filing of the Registration Statement, on the date of this Agreement, or on the date any such amendment became effective after the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) that the Prospectuses or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus Supplements were issued, at the time any such amended or supplemented prospectuses were issued or at the Closing Time (or, if any U.S. Option Shares are purchased, at the Date of Delivery), included or include an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) that the documents incorporated by reference in the Prospectuses (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectuses), as of the dates they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the U.S. Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and North Carolina and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the U.S. Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the U.S. Underwriters.

          (c) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the U.S. Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other U.S. Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b)(i) and 5(b)(ii) hereof appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Shares, this Agreement, the International Purchase Agreement, the Registration Statement, the Prospectuses, the documents incorporated by reference and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the U.S. Underwriters.

          (d) At the Closing Time, (i) the Registration Statement and the Prospectuses, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectuses, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary that would be required to be set forth in the Prospectuses other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Significant Subsidiary before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectuses, (iv) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and
     (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Vice President, and the Treasurer or Controller, of the Company, dated as of the Closing Time, to such effect.

          (e) At the time that this Agreement is executed by the Company, you shall have received from Deloitte & Touche a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and applicable published 1933 Act Regulations, and stating in effect that:

               (i)  in their opinion, the audited financial
          statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three month periods ended April 30, 1993 and April 30, 1994, included or incorporated by reference in the Registration Statement and the Prospectuses (collectively, the "10-Q Financials"), a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries since February 1, 1994, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters with respect to the changes in the financial statement items after April 30, 1994 performed at the request of the Company, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A)  the 10-Q Financials incorporated by
               reference in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectuses;

                    (B)  at May 30, 1994 and at a specified date
               not more than five days prior to the date of this Agreement, there was any change in the common stock of the Company and its subsidiaries or any decrease in the consolidated net current assets or consolidated net assets of the Company and its subsidiaries or any increase in the long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the April 30, 1994 unaudited consolidated balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                    (C)  for the period from May 1, 1994 to May
               31, 1994 and for the period from June 1, 1994 to a specified date not more than five days prior to the date of this Agreement, there were any decreases in consolidated net sales or in the total or per share amounts of consolidated net income, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

               (iii) based upon the procedures set forth in clause (ii) above and a reading of the consolidated financial statements and financial statement schedules included in the Registration Statement and a reading of the financial statements, from which certain of such data were derived, nothing has come to their attention that gives them reason to believe that the consolidated financial statements and financial statement schedules included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

               (iv) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

          (f) At the Closing Time, you shall have received from Deloitte & Touche a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (g) At the Closing Time, counsel for the U.S. Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the U.S. Underwriters.

          (h) The Shares shall have been duly authorized for listing by the New York, London and Pacific Stock Exchanges on the date of this Agreement.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

          Section 6. Conditions to Purchase of U.S. Option Shares. In the event that the U.S. Underwriters exercise their option granted in Section 2 hereof to purchase all or any of the U.S. Option Shares and the Date of Delivery determined by you pursuant to Section 2 hereof is later than the Closing Time, the obligations of the several U.S. Underwriters to purchase and pay for the U.S. Option Shares that they shall have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall remain effective at the Date of Delivery, and, at the Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the U.S. Underwriters.

          (b) At the Date of Delivery, the provisions of Sections 5(d)(i) through 5(d)(v) shall have been complied with at and as of the Date of Delivery and, at the Date of Delivery, you shall have received a certificate of the President or a Vice President, and the Treasurer or Controller, of the Company, dated as of the Date of Delivery, to such effect.

          (c) At the Date of Delivery, you shall have received the favorable opinions of William C. Warden, Jr., General Counsel of the Company, and Hunton & Williams, counsel for the Company, together with signed or reproduced copies of such opinions for each of the other U.S. Underwriters, in each case in form and substance satisfactory to counsel for the U.S. Underwriters, dated as of the Date of Delivery, relating to the U.S. Option Shares and otherwise to the same effect as the opinions required by Section 5(b)(i) and 5(b)(ii), respectively.

          (d) At the Date of Delivery, you shall have received the favorable opinion of Shearman & Sterling, counsel for the U.S. Underwriters, dated as of the Date of Delivery, relating to the U.S. Option Shares and otherwise to the same effect as the opinion required by Section 5(c).

          (e) At the Date of Delivery, you shall have received a letter from Deloitte & Touche, in form and substance satisfactory to you and dated as of the Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than five days prior to the Date of Delivery.

          (f) At the Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the U.S. Option Shares as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Date of Delivery in connection with the authorization, issuance and sale of the U.S. Option Shares as contemplated in this Agreement shall be satisfactory in form and substance to you and to counsel for the U.S. Underwriters.

          Section 7. Indemnification. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement or the Prospectuses (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter or Manager through you or the Co-Lead Managers, respectively, expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectuses (or any amendment or supplement thereto).

          (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in
Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectuses (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          Section 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the U.S. Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and one or more of the U.S. Underwriters, as incurred, in such proportions that (a) the U.S. Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectuses bears to the initial public offering price appearing thereon and (b) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          Section 9. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any U.S. Underwriter or any person who controls the Company or any U.S. Underwriter within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Shares.

          Section 10. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares or (iii) if trading in any securities of the Company has been suspended by the Commission or the National Association of Securities Dealers, Inc., or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either federal, New York or North Carolina authorities. As used in this
Section 10(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4.
Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

          (c) This Agreement may also terminate pursuant to the provisions of Section 2, with the effect stated in such Section.

          Section 11.  Default by One or More of the
U.S.Underwriters. If one or more of the U.S. Underwriters shall fail at the Closing Time to purchase the Initial U.S. Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Shares does not exceed 10% of the total number of Initial U.S. Shares, the non-defaulting U.S. Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective Initial U.S. Share underwriting obligation proportions bear to the underwriting obligations of all non-defaulting U.S. Underwriters; or

          (b) if the number of Defaulted Shares exceeds 10% of the total number of Initial U.S. Shares, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 11.

          Section 12.  Notices.  All notices and other
communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you or the U.S. Underwriters shall be directed to you, c/o Montgomery Securities, 600 Montgomery Street, San Francisco, California 94111, attention of Richard A. Smith; notices to the Company shall be directed to it at Lowe's Companies, Inc., P.O. Box 1111, North Wilkesboro, North Carolina 28656, attention of Harry B. Underwood, Jr.

          Section 13. Parties. This Agreement herein set forth is made solely for the benefit of the several U.S. Underwriters, the Company and, to the extent expressed, any person who controls the Company or any of the U.S. Underwriters within the meaning of
Section 15 of the 1933 Act, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 11, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several U.S. Underwriters of the Shares. All of the obligations of the U.S. Underwriters hereunder are several and not joint.

          Section 14. Representation of U.S. Underwriters. You will act for the several U.S. Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by you as Representatives will be binding upon all U.S. Underwriters.

          Section 15.  Governing Law and Time.  This Agreement
shall be governed by the laws of the State of New York.
Specified times of the day refer to New York City time.

          Section 16.  Counterparts.  This Agreement may be
executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.




          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the several U.S.
Underwriters in accordance with its terms.
                                   Very truly yours,

                                   LOWE'S COMPANIES, INC.


                                   By:
                                        Name:
                                        Title:
Confirmed and accepted as of
     the date first above written:

MONTGOMERY SECURITIES
MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated


     By:   MONTGOMERY SECURITIES


     By
     Name:
     Title:

For themselves and as Representatives of the
     other U.S. Underwriters named in Schedule A.
18127/NYL2

                           SCHEDULE A


U.S. Underwriter                           Number of
                                         Initial Shares
                                         to Be Purchased

Montgomery Securities                      2,105,000
Merrill Lynch, Pierce, Fenner &
    Smith Incorporated                     2,105,000
Dean Witter Reynolds Inc.                    280,000
Goldman, Sachs & Co.                         280,000
Kidder, Peabody & Co. Incorporated           280,000
Lehman Brothers Inc.                         280,000
Morgan Stanley & Co. Incorporated            280,000
NatWest Securities Limited                   280,000
Salomon Brothers Inc                         280,000
William Blair & Company                      280,000
Kemper Securities, Inc.                      150,000
Morgan Keegan & Company, Inc.                150,000
Tucker Anthony Incorporated                  150,000
Wheat, First Securities, Inc.                150,000
Davenport & Co. of Virginia, Inc.            150,000

       Total                               7,200,000